UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-8022

Virginia	62-1051971
(State of incorporation)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 359-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement

     On December 8, 2004, the Registrant, CSX Corporation, a Virginia corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Dubai Ports International FZ Ltd., a corporation organized under the laws of the Emirate of Dubai, United Arab Emirates (“DPI”). Pursuant to the Agreement, the Company will sell all of the issued and outstanding shares of capital stock of its wholly owned subsidiary SL Service, Inc., a Delaware corporation (“SLSI”), and the shares of capital stock of a company to be formed to acquire a minority interest in an indirect subsidiary of SLSI, to DPI in exchange for $1,150,000,000 in cash, subject to certain post-closing adjustments for changes in debt and working capital.

     SLSI holds the outstanding equity interests in CSX World Terminals, LLC, a Delaware limited liability company (“CSXWT”) and a leading international container terminal operator, developer and investor. Through CSXWT, SLSI operates container terminals and marine logistics related businesses in Asia, Europe, Latin America and Australia. As a result of the transactions contemplated by the Agreement, CSX will dispose of its international terminal and marine logistics related businesses and assets.

     SLSI also holds certain residual assets and liabilities as a result of prior divestitures and discontinuances. A wholly-owned subsidiary of CSX will retain the rights to those assets and will indemnify DPI, SLSI and related entities against those liabilities pursuant to an Amended and Restated Payment and Indemnity, Litigation Support and Control, and Confidentiality Agreement in substantially the form attached to the Agreement, which Amended and Restated Payment and Indemnity, Litigation Support and Control, and Confidentiality Agreement is to be executed at the closing of the transactions contemplated by the Agreement. CSX will guarantee the obligations of its subsidiary under the Amended and Restated Payment and Indemnity, Litigation Support and Control, and Confidentiality Agreement.

     Consummation of the transactions contemplated by the Agreement is subject to a number of conditions, including obtaining certain regulatory approvals.

     The foregoing description of the Agreement is qualified in its entirety by reference to the terms of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release announcing the proposed transaction is attached to this report as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(c)	The following exhibits are being furnished herewith:

2.1	Stock Purchase Agreement, by and between CSX Corporation and Dubai Ports International FZ Ltd., dated December 8, 2004.

99.1	Text of Press Release, issued by CSX Corporation and Dubai Ports International FZ Ltd. on December 8, 2004.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

	By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

Date: December 13, 2004